Exhibit 10.2

September 7, 2004

TO:  Maria Chow Yee

Re: Amendment to Key Employee Agreement

Dear Maria:

This letter agreement evidences the agreement reached between Watson Pharmaceuticals, Inc. (“Watson”) and Maria Chow Yee (“Executive”) concerning an amendment to the Key Employee Agreement between Watson and Executive dated June 30, 1999, as amended by Amendment No. 1 dated November 15, 2000, and Amendment No. 2 dated August 1, 2001 (the “Key Employee Agreement”).  In consideration of the mutual promises contained herein and for other good and valuable consideration receipt of which is hereby acknowledged, Watson and Executive hereby amend the Key Employee Agreement as follows:

1.             Effective as of January 15, 2004 (the “Effective Date”), Executive’s position shall be Senior Vice President, New Product Introduction and Operations.  Executive shall report to the Executive Vice President, Supply Chain, or such other officer of Watson as designated by Watson’s Chief Executive Officer.  Executive shall perform such duties as are assigned from time to time by Executive’s then existing supervisor.  In her capacity as Senior Vice President, New Product Introduction and Operations, the following functions shall report to Executive:  Director, Manufacturing Technical Support; Director, Pharmaceutical Technology; Director, Project Management.

2.             The parties acknowledge and agree that the change in Executive’s title, reporting relationship and responsibilities described in Paragraph 1 above is deemed “Good Reason” as defined in Section 6.5(a) of the Key Employee Agreement.

3.             Executive shall have eighteen (18) months from the Effective Date to exercise her rights under Section 6.5 to resign for “Good Reason” and receive the applicable severance benefits as a result of the change in Executive’s title, reporting relationship and responsibilities described in Paragraph 1 above.  In the event Executive fails to exercise such rights under Section 6.5 within eighteen (18) months of the Effective Date, she shall be deemed to have consented to the change in her title, reporting relationship and responsibilities.

4.             Except as expressly and specifically amended hereby, all other provisions, terms and conditions of the Key Employee Agreement shall remain unchanged and in full force and effect.

If the foregoing is acceptable to you, please sign both copies of this letter agreement where indicated below, and return one fully executed copy of this letter agreement to the undersigned.

Very truly yours,

WATSON PHARMACEUTICALS, INC.

	By:	/s/Susan K. Skara

	Its:	SVP, Human Resources

AGREED TO AND ACCEPTED BY:

/s/Maria Chow Yee
Maria Chow Yee